Exhibit 16.1

January 21, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Tingo Group, Inc. Form 8-K dated January 21, 2024, and we agree with the statements made therein.

Yours truly,

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network